EXHIBIT 99.1

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Year ended December 31:	2009	2008
Net Income	$(35,558)	$(9,273)
Basic Earnings Per Share	$(8.94)	$(2.26)
Return on Average Assets	-5.55%	-1.43%
Return on Average Equity	-53.49%	-13.09%
Yield on Interest
Earning Assets	4.91%	5.74%
Cost of Interest
Bearing Liabilities	1.99%	2.68%
Net Interest Spread	2.92%	3.06%
Net Yield on Interest
Earning Assets	3.22%	3.49%

Quarter ended December 31:	2009	2008
Net Income	$(4,528)	$(7,543)
Basic Earnings Per Share	$(1.17)	$(1.85)
Return on Average Assets	-2.84%	-4.49%
Return on Average Equity	-36.50%	-43.96%
Yield on Interest
Earning Assets	4.65%	4.93%
Cost of Interest
Bearing Liabilities	1.64%	2.47%
Net Interest Spread	3.01%	2.46%
Net Yield on Interest
Earning Assets	3.24%	2.82%

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Dec. 31, 2009	Dec. 31, 2008

Total Assets	$622,290	$640,719
Total Loans and Leases	431,286	480,812
Total Deposits	517,236	500,821
Total Stockholders’ Equity	40,301	61,614
Nonperforming Loans and Leases	41,619	37,066
Impaired Loans	56,254	43,756
Nonperforming Loans and Leases to
Total Loans and Leases	9.65%	7.71%
Other Real Estate Owned	19,198	10,575
Book Value per Share	$5.67	$15.13
Number of Common
Shares Outstanding	4,072,255	4,072,255

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total

2004	$.55	$.55	$1.10
2005	.55	.07	.62
2006	.30	.35	.65
2007	.35	.37	.72
2008	.40	.00	.40
2009	.00	.00	.00

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ 000s) (Unaudited)

	December 31,	December 31,
	2009	2008
Assets
Cash and due from banks	$10,646	$14,108
Interest bearing deposits in financial institutions -
maturities less than 90 days	2,760	242
Federal funds sold	20,788	7,518
Total cash and cash equivalents	34,194	21,868
Securities available for sale	133,421	103,194
Loans and leases	431,286	480,812
Less: Allowance for loan and lease losses	(18,027)	(10,402)
Loans and leases, net	413,259	470,410
Federal Home Loan Bank stock	1,801	1,757
Office buildings and equipment, net	9,719	9,916
Other real estate owned	19,198	10,575
Goodwill	0	9,522
Core deposit intangible assets	462	926
Accrued interest receivable and other assets	10,236	12,551
Total assets	$622,290	$640,719

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$58,001	$57,313
Interest bearing	459,235	443,508
Total deposits	517,236	500,821
Securities sold under repurchase agreements	49,364	42,574
Federal Home Loan Bank advance	0	20,000
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	898	1,011
Accrued interest payable and other liabilities	4,491	4,699
Total liabilities	581,989	579,105

Stockholders' Equity
Common stock (Par value $.40 per share, authorized 6,500,000	1,789	1,789
shares, issued 4,472,255 at December 31, 2009 and 2008)
Preferred stock (Par value $.40 per share, authorized 1,000,000 shares, issued 17,211 shares with liquidation amounts of
$1,000.00 per share at December 31, 2009)	16,641	0
Warrants (584,084 issued and outstanding at December 31, 2009)	681	0
Additional paid-in capital	11,584	11,584
Retained earnings	20,632	56,082
Treasury stock, at cost (400,000 shares at December 31, 2009
and 2008)	(9,280)	(9,280)
Accumulated other comprehensive income	(1,746)	1,439
Total stockholders' equity	40,301	61,614
Total liabilities and stockholders' equity	$622,290	$640,719

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Twelve and three months ended December 31, 2009 and 2008
($ 000s, except per share data) (Unaudited)

	Twelve months ended		Three months ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2009	2008	2009	2008
Interest income
Loans (including fee income)	$24,409	$27,820	$5,789	$6,235
Securities
Taxable	4,541	6,490	1,077	1,353
Exempt from federal income tax	357	452	84	105
Federal funds sold and other	31	112	11	21
Total interest income	29,338	34,874	6,961	7,714
Interest expense
Time deposits	7,739	10,081	1,624	2,540
Other deposits	1,348	1,687	298	399
Repurchase agreements and federal funds purchased	593	1,110	104	188
Federal Home Loan Bank advances	52	347	0	58
Subordinated debentures	455	570	106	137
Total interest expense	10,187	13,795	2,132	3,322
Net interest income	19,151	21,079	4,829	4,392
Provision for loan and lease losses	22,778	13,663	4,534	5,534
Net interest income after provision for
loan and lease losses	(3,627)	7,416	295	(1,142)
Noninterest income
Service fees on deposits	2,395	2,571	642	618
Trust income	760	798	170	179
Net gains (loss) on sales of other real estate owned	(1,432)	0	162	0
Net gains on sales of securities	3,908	40	3,908	0
Impairment loss on securities	(3,052)	(10,541)	0	(8,361)
Other operating income	1,205	1,087	324	264
Total noninterest income	3,784	(6,045)	5,206	(7,300)
Noninterest expense
Salaries and employee benefits	7,739	8,082	1,453	1,650
Occupancy and equipment, net	2,330	2,433	458	632
Data processing	1,847	1,705	502	427
FDIC insurance	1,376	222	296	124
Legal	1,278	463	336	159
Audit and professional	883	1,263	188	266
Write-down of goodwill	9,522	0	0	0
Amortization of intangibles	464	464	116	116
Write-down of other real estate owned	1,722	44	1,722	44
Other operating expenses	2,992	2,253	526	533
Total noninterest expense	30,153	16,929	5,597	3,951
Income before income taxes	(29,996)	(15,558)	(96)	(12,393)
Provision for income taxes	5,562	(6,285)	4,432	(4,850)
Net (loss) income	$(35,558)	$(9,273)	$(4,528)	$(7,543)

Earnings per share	$(8.94)	$(2.26)	$(1.17)	$(1.85)